EXHIBIT NO. 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this annual report on Form 40-F of Ritchie Bros. Auctioneers Incorporated for the period ended December 31, 2005, I, Peter J. Blake, Chief Executive Officer of the issuer, certify that:
1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: February 21, 2006	/s/ Peter J. Blake Peter J. Blake Chief Executive Officer
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